UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 29, 2023

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	26-4675940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On December 29, 2023, Chris Papagianis notified Perpetua Resources Corp. (the “Company”) of his resignation as a member of the board of directors (the “Board”), effective January 1, 2024. Mr. Papagianis’ resignation from the Company was not due to any disagreement with the Company. Mr. Papagianis served as a Paulson nominee under the IRA (as defined below).

Director Appointment

On December 29, 2023, the Board approved the appointment of Andrew Cole as a director, effective January 1, 2024, to fill the vacancy created by the resignation of Mr. Papagianis. Mr. Cole will serve until the next annual meeting of the Company’s shareholders (or, if earlier, his resignation or other termination of service), at which time Mr. Cole will stand for election. Mr. Cole will continue to serve as a director following his election at the annual meeting of the Company’s shareholders until the earlier of his resignation, retirement or other termination of service. Mr. Cole is expected to serve as a member of each of the Technical Committee and Compensation Committee of the Board.

Mr. Cole was designated as a director nominee of Paulson & Co., Inc. (“Paulson”) on behalf of the several investment funds and accounts managed by Paulson pursuant to that certain Amended and Restated Investor Rights Agreement dated March 17, 2020, between the Company and Paulson (as amended, the “IRA”). Pursuant to the IRA, Paulson has, among other rights, the right to designate two nominees to the Board so long as Paulson owns 20% or more of the outstanding common shares of the Company and to designate a replacement for any Paulson designee that resigns or otherwise is unable or unwilling to serve as director. Mr. Cole was nominated by Paulson to replace Mr. Papagianis as a Paulson nominee on the Board. Mr. Cole is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Cole will be eligible to receive the same compensation for Board service as other non-employee members of the Board, which, for Mr. Cole, is expected to include the following: (i) a US $22,080 annual cash retainer for serving on the Board, (ii) a US $2,875 annual cash retainer for being a member of the Compensation Committee of the Board and (iii) a US $2,875 annual cash retainer for being a member of the Technical Committee of the Board.

Payment of Mr. Cole’s compensation for his service on the Board will be made in quarterly installments. Consistent with the terms of the Company’s Share Ownership and Retention Guidelines, effective April 1, 2022 (the “Ownership Guidelines”), all cash retainers due to Mr. Cole will be paid in deferred share units (“DSUs”) granted under the Company’s Omnibus Equity Incentive Plan (the “Plan”) until he reaches the requisite ownership levels specified in the Ownership Guidelines. In addition, Mr. Cole was granted a one-time award of 4,731 DSUs on January 1, 2024, the date of his appointment to the Board. The DSUs are fully vested as of the date of grant and will be settled following Mr. Cole’s separation from service. DSUs are unit equivalents entitling the holder to receive one share of the Company’s common shares for each unit subject to the award following the holder’s separation from service or, at the election of the holder, cash in lieu of such shares. The description of Mr. Cole’s DSU award included in this Item 5.02 is qualified in its entirety by the full text of (a) the form DSU agreement, which is filed as Exhibit 10.23 to the Company’s Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 18, 2022, and (b) the Plan, which is filed as Exhibit 4.4 to the Company’s Form S-8 filed with the SEC on April 9, 2021.

Item 8.01	Other Events.

On January 1, 2024, the U.S. Forest Service (“USFS”) released an updated schedule for the Stibnite Gold Project. Based on the updated schedule, the Company anticipates that the USFS will publish a Final Environmental Impact Statement (“FEIS”) and a Draft Record of Decision in the second quarter of 2024 and a Final Record of Decision in the fourth quarter of 2024. The USFS has confirmed that cooperating agency review of the FEIS is nearing completion and is focused on progressing both documents towards final consultations and reviews in Washington D.C.

Perpetua also continues to advance work on several ancillary permits which are being progressed in parallel with the National Environmental Policy Act (“NEPA”) process.

Cautionary Statement

Investors should be aware that the publication of the Supplemental Draft Environmental Impact Statement (“SDEIS”) and the updated permitting schedule, and the identification by the USFS of the Modified Mine Plan as the Preferred Alternative in the SDEIS, does not indicate any commitments on the part of the USFS with regard to the content or timing of a final decision. In developing the FEIS, the next phase of the NEPA planning process, the USFS may select various actions based on the Modified Mine Plan or each of the alternatives analyzed in the SDEIS. Furthermore, the USFS is not bound by the permitting schedule and anticipated milestones may be delayed materially or not be satisfied. In addition, as previously disclosed in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023 (the “Q3 Report”), as of November 9, 2023, our expectation of incurring significant costs in the foreseeable future that are not eligible for Defense Production Act funding reimbursement and the need for additional funding to further support the development of our planned operations, raised substantial doubt regarding our ability to continue as a going concern for a period of one year after such date. The Company continues to explore various funding opportunities to support its liquidity during the permitting process, which may include the issuance of equity or debt, additional government funding and/or other financing opportunities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Q3 Report for more information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: January 2, 2024	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer